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                                                                   Exhibit 4.4

                        DYNAVAX TECHNOLOGIES CORPORATION

                           SERIES S-1 PREFERRED STOCK

                               PURCHASE AGREEMENT


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                                TABLE OF CONTENTS

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                                                                                                                  PAGE NO.
Section 1.     Agreement To Sell And Purchase.....................................................................1

         1.1      AUTHORIZATION OF SHARES.........................................................................1
         1.2      SALE AND PURCHASE...............................................................................1
         1.3      AGREEMENT TO ADJUST TERMS OF SHARES.............................................................1
         1.4      NO FURTHER ISSUANCE; SECOND ISSUANCE TO PURCHASER...............................................2

Section 2.     Closing, Delivery And Payment......................................................................2

         2.1      CLOSING.........................................................................................2
         2.2      DELIVERY........................................................................................2

Section 3.     Representations And Warranties Of The Company......................................................2

         3.1      ORGANIZATION, GOOD STANDING AND QUALIFICATION...................................................2
         3.2      CAPITALIZATION; VOTING RIGHTS...................................................................3
         3.3      AUTHORIZATION; BINDING OBLIGATIONS..............................................................3
         3.4      FINANCIAL STATEMENTS............................................................................4
         3.5      AGREEMENTS; ACTION..............................................................................4
         3.6      OBLIGATIONS TO RELATED PARTIES..................................................................5
         3.7      TITLE TO PROPERTIES AND ASSETS; LIENS, ETC......................................................5
         3.8      PATENTS AND TRADEMARKS..........................................................................6
         3.9      COMPLIANCE WITH OTHER INSTRUMENTS...............................................................6
         3.10     LITIGATION......................................................................................7
         3.11     TAX RETURNS, PAYMENTS AND ELECTIONS.............................................................7
         3.12     EMPLOYEES.......................................................................................8
         3.13     REGISTRATION RIGHTS.............................................................................8
         3.14     COMPLIANCE WITH LAWS; PERMITS...................................................................8
         3.15     OFFERING VALID..................................................................................9
         3.16     ENVIRONMENTAL REQUIREMENTS......................................................................9
         3.17     FULL DISCLOSURE................................................................................10

Section 4.     Representations And Warranties Of The Purchaser...................................................10

         4.1      REQUISITE POWER AND AUTHORITY..................................................................10
         4.2      INVESTMENT REPRESENTATIONS.....................................................................10
                  (a)      PURCHASER BEARS ECONOMIC RISK.........................................................10
                  (b)      ACQUISITION FOR OWN ACCOUNT...........................................................11
                  (c)      PURCHASER CAN PROTECT ITS INTEREST....................................................11
                  (d)      ACCREDITED INVESTOR...................................................................11
                  (e)      COMPANY INFORMATION...................................................................11
                  (f)      RULE 144..............................................................................11
         4.3      TRANSFER RESTRICTIONS..........................................................................12

Section 5.     Conditions To Closing.............................................................................12

         5.1      CONDITIONS TO PURCHASERS'OBLIGATIONS AT THE CLOSING............................................12
                  (a)      REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS.......................12
                  (b)      CONSENTS, PERMITS, AND WAIVERS........................................................12

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                  (c)      FILING OF AMENDED AND RESTATED ARTICLES...............................................12
                  (d)      RESERVATION OF CONVERSION SHARES......................................................12
                  (e)      STOCK CERTIFICATES....................................................................12
                  (f)      PROCEEDINGS AND DOCUMENTS.............................................................12
                  (g)      CONTINUED EFFECTIVENESS...............................................................13
                  (h)      CERTIFICATE OF PRESIDENT..............................................................13
                  (i)      LEGAL INVESTMENT......................................................................13
                  (j)      LEGAL OPINION.........................................................................13
                  (k)      NO VIOLATIONS.........................................................................13
         5.2      CONDITIONS TO OBLIGATIONS OF THE COMPANY.......................................................13
                  (a)      REPRESENTATIONS AND WARRANTIES TRUE...................................................13
                  (b)      PERFORMANCE OF OBLIGATIONS............................................................13
                  (c)      FILING OF AMENDED AND RESTATED ARTICLES...............................................14
                  (d)      CONSENTS, PERMITS, AND WAIVERS........................................................14

Section 6.     Registration Rights...............................................................................14

         6.1      DEFINITIONS....................................................................................14
         6.2      PIGGYBACK REGISTRATIONS........................................................................15
                  (a)      UNDERWRITING..........................................................................16
                  (b)      RIGHT TO TERMINATE REGISTRATION.......................................................16

         6.3      FORM S-3 REGISTRATION..........................................................................16
         6.4      EXPENSES OF REGISTRATION.......................................................................17
         6.5      OBLIGATIONS OF THE COMPANY.....................................................................17
         6.6      TERMINATION OF REGISTRATION RIGHTS.............................................................19
         6.7      DELAY OF REGISTRATION; FURNISHING INFORMATION..................................................19
         6.8      INDEMNIFICATION................................................................................19
         6.9      ASSIGNMENT OF REGISTRATION RIGHTS..............................................................21
         6.10     AMENDMENT OF REGISTRATION RIGHTS...............................................................21
         6.11     "MARKET STAND-OFF" AGREEMENT...................................................................22
         6.12     RULE 144 REPORTING.............................................................................22

Section 7.     Miscellaneous.....................................................................................23

         7.1      GOVERNING LAW..................................................................................23
         7.2      SURVIVAL.......................................................................................23
         7.3      SUCCESSORS AND ASSIGNS.........................................................................23
         7.4      ENTIRE AGREEMENT...............................................................................23
         7.5      SEVERABILITY...................................................................................23
         7.6      AMENDMENT AND WAIVER...........................................................................23
         7.7      DELAYS OR OMISSIONS............................................................................23
         7.8      NOTICES........................................................................................24
         7.9      EXPENSES.......................................................................................24
         7.10     ATTORNEYS' FEES................................................................................24
         7.11     TITLES AND SUBTITLES...........................................................................24
         7.12     COUNTERPARTS...................................................................................24
         7.13     BROKER'S FEES..................................................................................25
         7.14     PRONOUNS.......................................................................................25
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                  SERIES S-1 PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES S-1 PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 22, 1999, by and among Dynavax Technologies Corporation, a California corporation (the "Company") and Stallergenes S.A. (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of two hundred thousand (200,000) shares of its Series S-1 Preferred Stock (the "Shares");

         WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    AGREEMENT

         SECTION 1.  AGREEMENT TO SELL AND PURCHASE.

                1.1  AUTHORIZATION OF SHARES.

         On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchaser of the Shares and
(ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, as amended, in the form attached hereto as Exhibit A (the "Amended and Restated Articles").

                1.2  SALE AND PURCHASE.

         Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Shares, at a purchase price of five dollars ($5.00) per share.

                1.3  AGREEMENT TO ADJUST TERMS OF SHARES.

         The shares shall not have the anti-dilution protections that are provided in Section 5.1(k)(1) of the Amended and Restated Articles but shall benefit from the protections provided for such shares as set forth elsewhere in
Section 5 of the Amended and Restated Articles.

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                1.4  NO FURTHER ISSUANCE; SECOND ISSUANCE TO PURCHASER.

         The Company shall not issue any additional shares of Series S-1 Preferred Stock to any person other than Purchaser without Purchaser's prior written consent. In addition, the further issuance of Series S-1 Preferred in the Company to the Purchaser provided for in Section 3(ii)(2) of the Agreement, dated as of November 2, 1999 between the Company and the Purchaser shall be pursuant to a Stock Purchase Agreement containing terms and conditions substantially similar to those provided in this Agreement; provided, however, that the Series S-1 Conversion Price for such shares then issued shall be adjusted so as to reflect the price per share payable for shares issued in connection with the transaction described in the Comparable Partnering Transaction (as defined as to characteristics and timing in the Amended and Restated Articles) occurring immediately prior to such further issuance or, if there were no such Comparable Partnering Transaction prior to such issuance, in connection with the first Comparable Partnering Transaction occurring subsequent to such issuance; and the Amended and Restated Articles shall be amended accordingly.

         SECTION 2.  CLOSING, DELIVERY AND PAYMENT.

                2.1  CLOSING.

         The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. Pacific time on the date hereof or as soon as practicable following the satisfaction or waiver, if permissible, of the conditions to Closing set forth herein, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

                2.2  DELIVERY.

         At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser certificates representing the number of Shares to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each Purchaser as follows:

                3.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to carry on its business as now conducted, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement and the Amended and Restated Articles. The Company is not qualified to transact business as a foreign corporation in any jurisdiction and such qualification is not now required. The Company does not own or control, directly or indirectly, any interest in any other

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corporation, limited liability company, partnership, association or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                3.2  CAPITALIZATION; VOTING RIGHTS.

         The authorized capital stock of the Company, immediately prior to the Closing, will consist of thirty seven million, seven hundred ninety one thousand three hundred thirty two (37,791,332) shares, twenty one million three hundred fifty eight thousand five hundred forty six (21,358,546) shares of which shall be Common Stock (the "Common Stock") and sixteen million four hundred thirty two thousand seven hundred eighty six (16,432,786) shares of which shall be Preferred Stock (the "Preferred Stock"). Of the Preferred Stock, six million seven hundred thousand (6,700,000) shares are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), nine million thirty two thousand seven hundred eighty six (9,032,786) shares are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), and five hundred thousand (500,000) shares are hereby designated "Series S-1 Preferred Stock" (the "Series S-1 Preferred"). Of the Common Stock, three million four hundred seventy two thousand nine hundred (3,472,900) shares are issued and outstanding, of the six million seven hundred thousand (6,700,000) shares of Series A Preferred Stock, all are issued and outstanding, and of the nine million thirty two thousand seven hundred eighty six (9,032,786) of Series B Preferred Stock, all are issued and outstanding. All issued and outstanding shares of the Company's Common Stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Amended and Restated Articles. The Conversion Shares have been duly and validly reserved for issuance. Other than options to acquire one million five hundred sixty three thousand, six hundred thirty (1,563,630) shares of Common Stock held by officers, employees and consultants of the Company, and First Amended Investor Rights Agreement between the Company, certain holders of its Common Stock, and the holders of its Series A Preferred Stock and Series B Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Amended and Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. Except as may be set forth in the Amended and Restated Articles, the Company has no obligation to repurchase any of its stock.

                3.3  AUTHORIZATION; BINDING OBLIGATIONS.

         All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Amended and Restated Articles has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in

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accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of Section 6.8 of this Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                3.4  FINANCIAL STATEMENTS.

         The Company has delivered to Purchaser its audited financial statements for the year ended December 31, 1998 and its unaudited financial statements as of September 30, 1999 (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except that the unaudited financial statements do not contain all footnote disclosures required by generally accepted accounting principles). The Financial Statements fairly and accurately set out and describe the financial condition and operating results of the Company as of the dates and during the periods indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 1999 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which in both cases, individually or in the aggregate, do not have a material adverse effect on the Company or its business, assets, properties or financial condition.

                3.5  AGREEMENTS; ACTION.

                (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of twenty five thousand dollars ($25,000) (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business or to support research being conducted at the University of California, San Diego), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products) and licenses of certain patents from the Regents of the University of California, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

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                (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of one hundred thousand dollars ($100,000) and in excess of two hundred fifty thousand dollars ($250,000) in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (e) The Company has not engaged in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                3.6  OBLIGATIONS TO RELATED PARTIES.

         There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or shareholder, or any members of their immediate families, is, directly or indirectly, interested in any material contract with the Company except contracts entered into in connection herewith (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                3.7  TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.

         The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent,
(ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. With respect to the property

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and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances subject to claims (i)-(iii) above. All facilities, machinery, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition, ordinary wear and tear excepted, and are reasonably fit and useable for the purposes to which they are being put.

                3.8 PATENTS AND TRADEMARKS.

         The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe that it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees or consultants made prior to their employment or engagement by the Company, except for inventions, trade secrets or proprietary information that have been assigned to or licensed by the Company.

                3.9  COMPLIANCE WITH OTHER INSTRUMENTS.

         The Company is not in violation or default of any term of its Amended and Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Amended and Restated Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                3.10  LITIGATION.

         There is no action, suit, proceeding or investigation pending against the Company that questions the validity of this Agreement, or the right of the Company to enter into any of such agreements or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                3.11  TAX RETURNS, PAYMENTS AND ELECTIONS.

         The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due except in any such case as would not have a material adverse effect on the Company. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date hereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

                3.12  EMPLOYEES.

         The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the best of the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement, patent disclosure agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the best of the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contract with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee, or group of key employees.

                3.13  REGISTRATION RIGHTS.

         Except as required pursuant to the First Amended Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Other than a right to request that the Company initiate a registration of securities, the registration rights provided to the holders of the Company's Series A Preferred Stock and Series B Preferred Stock in the First Amended Investor Rights Agreement are substantially identical to those provided in Section 6 of this Agreement.

                3.14  COMPLIANCE WITH LAWS; PERMITS.

         The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                3.15  OFFERING VALID.

         Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

                3.16  ENVIRONMENTAL REQUIREMENTS.

                (a) To the best of the Company's knowledge, the Company has not caused or allowed, nor has the Company contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise, other than cleaning, maintenance and similar supplies used in the ordinary course of business.

                (b) To the best of the Company's knowledge, the Company, the operations of its business, and any real property that the Company owns, leases, or otherwise occupies or uses (the "Premises") are in substantial compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.

                (c) The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations, nor is it aware of any basis thereof.

                (d) To the best of the Company's knowledge, the Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws, if any, applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises) and is in substantial compliance with all such permits, licenses and approvals.

                (e) The Company has not caused, or allowed a release, or a threat of release, of any Hazardous Substance into, nor to the best of the Company's knowledge has the Premises or any property at or near the Premises ever been subject to a release, or a threat of a release, of any Hazardous Substance.

         For purposes of this Section 3.16, the term, "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment including, without limitation, the Comprehensive
Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections
9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

                For purposes of this Section 3.16, the term, "Hazardous Substance" includes oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

                3.17  FULL DISCLOSURE.

         This Agreement, the Exhibits hereto, and all other documents delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, neither contain any untrue statement of a material fact nor omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                4.1  REQUISITE POWER AND AUTHORITY.

         Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 6.8 of this Agreement may be limited by applicable laws.

                4.2  INVESTMENT REPRESENTATIONS.

         Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                (a)  PURCHASER BEARS ECONOMIC RISK.

         Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                (b)  ACQUISITION FOR OWN ACCOUNT.

         Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                (c)  PURCHASER CAN PROTECT ITS INTEREST.

         Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                (d)  ACCREDITED INVESTOR.

         Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (e)  COMPANY INFORMATION.

         Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's financial statements, operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                (f)  RULE 144.

         Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                4.3  TRANSFER RESTRICTIONS.

         The Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Amended and Restated Articles.

         SECTION 5. CONDITIONS TO CLOSING.

                5.1  CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING.

         Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS.

         The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                (b)  CONSENTS, PERMITS, AND WAIVERS.

         The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                (c)  FILING OF AMENDED AND RESTATED ARTICLES.

         The Amended and Restated Articles substantially in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of California.

                (d)  RESERVATION OF CONVERSION SHARES.

         The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                (e)  STOCK CERTIFICATES.

         The stock certificates representing the Shares shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them.

                (f)  PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                (g)  CONTINUED EFFECTIVENESS.

         This Agreement and other agreements contemplated hereby shall continue to be in full force and effect.

                (h)  CERTIFICATE OF PRESIDENT.

         The Purchaser shall have received a certificate of the President of the Company dated such Closing Date to the effect that (i) the representations and warranties made by the Company in Article 3 hereof are true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing, except those made as to a particular date which shall be true as of such date;

                (i)  LEGAL INVESTMENT.

         On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                (j)  LEGAL OPINION.

         The Purchaser shall have received from legal counsel to the Company a favorable opinion addressed to the Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

                (k)  NO VIOLATIONS.

         The purchase of and payment for the Shares to be purchased by the Purchaser on the Closing Date on the terms and conditions herein provided shall not violate any applicable law or governmental regulation.

                5.2  CONDITIONS TO OBLIGATIONS OF THE COMPANY.

         The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                (a)  REPRESENTATIONS AND WARRANTIES TRUE.

         The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                (b)  PERFORMANCE OF OBLIGATIONS.

         Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or prior to the Closing.

                (c)  FILING OF AMENDED AND RESTATED ARTICLES.

         The Amended and Restated Articles substantially in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of California.

                (d)  CONSENTS, PERMITS, AND WAIVERS.

         The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

         SECTION 6.  REGISTRATION RIGHTS.

                6.1  DEFINITIONS.

         As used in this Section 6, the following terms shall have the following respective meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" means any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 6.9 hereof.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) Common Stock of the Company issued or issuable upon conversion of the Series A and Series B Preferred Stock of the Company; (iii) Common Stock of the Company issued or issuable either directly, or upon conversion of any other Series of Preferred Stock, the holders of which are granted registration rights by the Company, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

Notwithstanding the foregoing, Registrable Securities shall not include any securities either sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 6 of this Agreement are not assigned.

         "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 6.2 and 6.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding fees and disbursements of additional counsel for any of the Holders, which fees and disbursements shall be the obligations of such Holders, and excluding the compensation of regular employees of the Company, which compensation shall be paid in any event by the Company).

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares pursuant to the Agreement or the Purchase Agreement.

         "SHARES" shall mean the Company's Series S-1 Stock issued pursuant to this Purchase Agreement.

                6.2  PIGGYBACK REGISTRATIONS.

         The Company shall notify all Holders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), either for its own account or for the account of a security holder or security holders, and the Company will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                (a)  UNDERWRITING.

         If the registration statement under which the Company gives notice under this Section 6.2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 6.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities proposed to be included by each Holder in the underwriting; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Holders to less than 50% of the securities proposed to be sold by them in the offering unless all such shares other than shares held by Holders exercising a demand registration right are excluded. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

                (b)  RIGHT TO TERMINATE REGISTRATION.

         The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.4 hereof.

                6.3  FORM S-3 REGISTRATION.

         In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 6.3:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors or the President of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 6.3; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

                      (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 6.3, or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                6.4   EXPENSES OF REGISTRATION.

         All expenses of registration (exclusive of underwriting discounts and commissions) including, without limitation, the fees and expenses of one special counsel, if any, for the selling shareholders for the demand, piggyback and S-3 registrations shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

                6.5  OBLIGATIONS OF THE COMPANY.

         Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to such Holder requesting registration, addressed to the underwriters, if any, and to such Holder requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to such Holder requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

                6.6  TERMINATION OF REGISTRATION RIGHTS.

         All registration rights granted under this Section 6 shall terminate and be of no further force and effect after the earlier of (i) three (3) years after the date of the Company's Initial Offering, or (ii) the date when the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (a) all Registrable Securities held by and issuable to such Holder may be sold during any ninety (90) day period and (b) such Holder holds less than one percent (1%) of the Company's outstanding stock under Rule 144(k) (or successor rule promulgated by the SEC).

                6.7  DELAY OF REGISTRATION; FURNISHING INFORMATION.

                (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

                (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 6.2 or 6.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                6.8  INDEMNIFICATION.

         In the event any Registrable Securities are included in a registration statement under Sections 6.2 or 6.3:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 6.8 exceed the net proceeds from the offering received by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate therein, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its

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

ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8.

                (d) If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                (e) The obligations of the Company and Holders under this
Section 6.8 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                6.9  ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                6.10 AMENDMENT OF REGISTRATION RIGHTS.

         Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each Holder and the Company. By acceptance of any

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

benefits under this Section 6, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                6.11  "MARKET STAND-OFF"AGREEMENT.

         If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; and such Holder shall enter into a reasonable, written lock-up agreement to that effect if requested by the Company or the representative of the underwriters; provided that:

                (i) such agreement shall apply only to the Company's Initial Offering; and

                (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

         The obligations described in this Section 6.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                6.12 RULE 144 REPORTING.

         With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

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

         SECTION 7. MISCELLANEOUS.

                7.1  GOVERNING LAW.

         This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

                7.2  SURVIVAL.

         The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of a party pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder solely as of the date of such certificate or instrument.

                7.3  SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

                7.4  ENTIRE AGREEMENT.

         This Agreement, any and all exhibits and schedules hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                7.5  SEVERABILITY.

         In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                7.6  AMENDMENT AND WAIVER.

         This Agreement may be amended, modified or waived only upon the written consent of the Company and Purchaser.

                7.7  DELAYS OR OMISSIONS.

         It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                7.8  NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its address as set forth on the signature page hereof and to Purchaser at its address as set forth on the signature page hereof, or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

                7.9  EXPENSES.

         The Company and Purchaser shall each pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

                7.10  ATTORNEYS' FEES.

         In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party or parties in such dispute shall be entitled to recover from the losing party or parties all fees, costs and expenses of enforcing any right of such prevailing party or parties under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                7.11  TITLES AND SUBTITLES.

         The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                7.12  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                7.13  BROKER'S FEES.

         Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this paragraph being untrue.

                7.14  PRONOUNS.

         All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES S-1 PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                      PURCHASER:

DYNAVAX TECHNOLOGIES                          STALLERGENES S.A.
  CORPORATION

By:  /s/ Dino Dina                            By:  /s/ Albert Saporta
    -------------------------------             -------------------------------
              President & CEO                      Albert Saporta, PDG

ADDRESS:

     Dynavax Technologies Corporation         Stallergenes S. A.
     717 Potter Street, Suite 100             6, rue Alexis de Tocqueville
     Berkeley, CA  94710                      92183 Antony, Cedex, France


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